Exhibit 10.1

WAIVER

This LIMITED WAIVER, dated as of June 30, 2025 (“Limited Waiver”), is made by ONCONETIX, INC (the “Company”) and VERU INC. (the “Holder”).

WHEREAS, reference is hereby made to a certain Promissory Note, dated as of April 19, 2023, and which was originally due on April 19, 2024 (the “April 2024 Promissory Note”);

WHEREAS, reference is hereby made to a certain Promissory Note, dated as of April 19, 2023, which was originally due on September 30, 2024 (“September 2024 Promissory Note” and together with the April 2024 Promissory Note, the “Promissory Notes”);

WHEREAS, on April 24, 2024, the Borrower and Holder entered into a certain Forbearance Agreement, which was further amended on September 19, 2024 and November 26, 2024 (the “A&R Forbearance Agreement”) to, among other things, extend the maturity date of the April 2024 Promissory Note to March 31, 2025 and extend the September 2024 Promissory Note to June 30, 2025;

WHEREAS, on March 31, 2025, the Holder extended the date by which the Company shall pay the April 2024 Promissory Note to April 14, 2025;

WHEREAS, on April 23, 2025, the Holder extended the date by which the Company shall pay the April 2024 Promissory Note to June 30, 2025;

WHEREAS, as of the date hereof, the Company is unable to repay the Promissory Notes;

WHEREAS, the Company is seeking to secure financing to generate sufficient cash to fulfill all applicable obligations to the Holder pursuant to the A&R Forbearance Agreement; and

WHEREAS, the Holder has agreed to a limited waiver as more fully set forth in this Limited Waiver.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions. Capitalized terms used and not defined in this Limited Waiver shall have the respective meanings given to them in the A&R Forbearance Agreement.

2.    Limited Waiver. This Limited Waiver shall be deemed to be effective as of June 30, 2025. The Holder hereby waives and extends the date by which the Company shall pay the Promissory Notes to July 31, 2025.

3.    No Modifications. Nothing contained in this Limited Waiver shall be deemed or construed to amend, supplement or modify the A&R Forbearance Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect, subject only to this Limited Waiver.

4.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Limited Waiver as of the date first set forth above.

ONCONETIX, INC.

By:	/s/ Karina M. Fedasz
Name: Karina M. Fedasz
Title: Interim Chief Executive Officer and Interim Chief Financial Officer

VERU INC.

By:	/s/ Michael J. Purvis
Name: Michael J. Purvis
Title: EVP, General Counsel